Exhibit (7)(h)

FIRST AMENDMENT

TO

FUND PARTICIPATION AGREEMENT

Amendment dated as of January 1, 2015 to the Fund Participation Agreement (the “Agreement”), dated as of May 1, 2000, between JEFFERSON NATIONAL LIFE INSURANCE COMPANY (the “Company”), on its own behalf and on behalf of its separate accounts (the “Accounts”); COLUMBIA FUNDS VARIABLE SERIES TRUST II (the “Fund”);  and COLUMBIA MANAGEMENT INVESTMENT ADVISERS, LLC ( “Columbia”).

WHEREAS, the Company, the Fund and Columbia are the parties to the Agreement pursuant to that certain Assignment and Assumption Agreement dated March 7, 2011 between the Company, Columbia, Seligman Portfolios, Inc. and the Fund; and.

WHEREAS, the Company, the Fund and Columbia wish to join Jefferson National Life Insurance Company of New York (“JNLICNY”) as an additional party to the Agreement, and JNLICNY wishes to be so joined, as provided herein;

WHEREAS, the parties desire to further amend the Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual promises set forth herein, the parties hereto agree as follows:

1.              JNLICNY is hereby joined as a party to the Agreement as an additional “Company”, as such term is defined in the Agreement, and shall have all of the rights and obligations of a Company as set forth in the Agreement.

2.              Schedule A of the Agreement is hereby deleted in its entirety and replaced with the attached Schedule A.

All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.  Unless otherwise specified, all defined terms shall have the same meaning given to them in the Agreement.

Effective Date:  January 1, 2015

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the Effective Date.

JEFFERSON NATIONAL LIFE
INSURANCE COMPANY

By:
Name:	Craig A. Hawley
Title:	General Counsel & Secretery
Date:

JEFFERSON NATIONAL LIFE
INSURANCE COMPANY OF NEW YORK

By:
Name:	Craig A. Hawley
Title:	General Counsel & Secretary
Date:

COLUMBIA FUNDS VARIABLE
SERIES TRUST II

By:
Name:
Title:
Date:

COLUMBIA MANAGEMENT INVESTMENT
ADVISERS, LLC

By:
Name:
Title:
Date:

SCHEDULE A

Revised December 17, 2014

Names of Separate Account and	Contracts Funded	Class of
Date Established by Board of Directors	By Separate Account	Shares

Conseco Variable Annuity Account C-	Annuity Contract Form No. 22-	Class 2

(5/1/93) Conseco Variable Annuity Account	4025 Annuity Contract Form No.	Class 2

E- (11/12/93) Conseco Variable Annuity	22-4047,	Class 2
22-4048
Account F- (9/26/97) Conseco Variable	Annuity Contract Form No. 22-	Class 2

Annuity Account G- (1/18/96) Conseco	4061 Annuity Contract Form No.	Class 2

Variable Annuity Account H- (11/1/99)	22-4056	Class 2

Conseco Variable Life Account A- (tbd)	Annuity Contract Form No. CVIC-2000, CVIC-2001
Contract Form No. CVIC-1000
Jefferson National Life of New York Annuity Account 1	JNL-2300-1-NY	Class 2